UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COWEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	001-34516 (Commission File Number)	27-0423711 (I.R.S. Employer Identification No.)

599 Lexington Avenue, New York, New York 10022
(Address of principal executive office)

Registrant’s telephone number, including area code: (212) 845-7900

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class to be so registered:	which each class is to be registered:
7.35% Senior Notes due 2027	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]
Securities Act registration statement or Regulation file number to which this form relates: 333-221496
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereby is the 7.35% Senior Notes due 2027 (the “Senior Notes”) of Cowen Inc. (the “Registrant”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Registrant’s prospectus dated December 4, 2017, included in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-221496), as amended on December 1, 2017, filed with the Securities and Exchange Commissions (the “Commission”) under the Securities Act of 1933, as amended ( the “Securities Act”), and (ii) the information under the heading “Description of Notes” included in the Prospectus Supplement, dated December 5, 2017, with respect to the Senior Notes, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on December 6, 2017, which information is incorporated herein by reference.
Item 2.        Exhibits

4.1
Indenture, dated as of October 10, 2014, by and between Cowen Inc. (f/k/a Cowen Group, Inc.) and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.2
Second Supplemental Indenture, dated as of December 8, 2017, by and between Cowen Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 8, 2017).

4.3	Form of 7.35% Senior Notes due 2027 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COWEN INC.

By:     /s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel

Date: December 14, 2017

EXHIBIT INDEX

Exhibit No.	EXHIBIT

4.1
Indenture, dated as of October 10, 2014, by and between Cowen Inc. (f/k/a Cowen Group, Inc.) and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.2
Second Supplemental Indenture, dated as of December 8, 2017, by and between Cowen Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 8, 2017).

4.3	Form of 7.35% Senior Notes due 2027 (included as Exhibit A to Exhibit 4.2 above).